SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 25, 1997

                      Financial Asset Securitization, Inc.
               (Exact name of registrant as specified in charter)


          Virginia                   0-15483                  53-1526174
(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              File Number)            Identification No.)

           901 East Byrd Street, Richmond, Virginia             23219
        (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code (804) 344-7575

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          (Former Name or Former Address if Changed Since Last Report)


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Item 5.                 Other Events.

            The Registrant expects to enter into an underwriting agreement, dated June 25, 1997, with Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter"), pursuant to which the Underwriter agrees to purchase and offer for sale to the public, approximately $215,777,243 aggregate initial principal amount of the Registrant's Mortgage Participation Securities, Series 1997-NAMC 2, Class FXA-1, Class FXA-2, Class FXA-3, Class FXA-4, Class FXA-5, Class FXA-6, Class FXA-7, Class FXA-8, Class FXA-9, Class FXA-10, Class FXA-11, Class FXS, Class FXP, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class S, Class P, Class B-1, Class B-2, Class B-3, Class R and Class RP (the "Offered Securities"). The Offered Securities are registered for sale under the Registrant's effective shelf Registration Statement on Form S-3 (33-78368), and will be offered pursuant to a Prospectus, dated June 25, 1997, and a related Prospectus Supplement, dated June 25, 1997, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and Rule 424 thereunder.

            In connection with the offering of the Offered Securities, the Underwriter has prepared and disseminated to potential purchasers certain "Computational Materials" and/or "Structural Terms Sheet(s)," as such terms are defined in the No-Action response letters to Kidder, Peabody and Co. Incorporated and certain affiliates thereof (publicly available, May 20, 1994) and the No-Action response letter to Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (publicly available, February 17,
1995), respectively. In accordance with such No-Action Letter, the Registrant is filing herewith such Computational Materials and/or Structural Terms Sheet(s) as
Exhibit 99.1.

Exhibits


99.1 Copy of "Computational Materials" and/or "Structural Terms Sheet(s)" as provided by Donaldson, Lufkin & Jenrette Securities Corporation.


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                                   Signatures


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



June 25, 1997                             FINANCIAL ASSET SECURITIZATION, INC.



                                          By: /s/ William E. Hardy

                                          Name:  William E. Hardy

                                          Title: Executive Vice President


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                                INDEX TO EXHIBITS


                                                                      Page

99.1        Copy of  "Computational Materials"
            and/or "Structural Terms Sheet(s)"
            as provided by Donaldson, Lufkin & Jenrette
            Securities Corporation                                     5

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